EXHIBIT 11


                             AMERICAN BRANDS, INC.

     Statement setting forth net income for computation of earnings per Common share - primary and fully diluted:

                                                    Years Ended December 31,
                                                --------------------------------
                                                1995          1994         1993
                                                ----          ----         ----
                                                          (In millions)

Income from continuing operations
    before extraordinary item and cumulative
    effect of accounting changes              $543.1        $885.1       $541.2
Preferred stock dividend requirements            1.3           1.4          1.6
                                              ------        ------       ------
Income from  continuing  operations
    before  extraordinary  item and
    cumulative effect of accounting
    changes for computing earnings per
    Common share - Primary                     541.8         883.7        539.6
(Loss) income from discontinued operations         -        (151.0)       127.0
Extraordinary Item                              (2.7)            -            -
Cumulative effect of accounting changes            -             -       (198.4)
                                              ------         -----       ------
Net income for computing earnings per
    Common share - Primary                     539.1         732.7        468.2

Interest and related expenses on
    Convertible debentures, net of
       income taxes                             12.7          21.5         21.3
    Convertible Preferred stock
       dividend requirements                     1.3           1.4          1.6
                                              ------         -----       ------
Net Income for computing earnings per
    Common share - Fully diluted              $553.1        $755.6       $491.1
                                              ======        ======       ======


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     Statement  setting forth  computation of weighted  average number of Common shares outstanding on a fully diluted basis:

                                                   Years Ended December 31,
                                               --------------------------------
                                               1995           1994         1993
                                               ----           ----         ----
                                                      (In millions, except
                                                       per share amounts)

Weighted average number of Common shares
     outstanding during each year - Primary   186.9          201.6        201.8
Addition from assumed conversion as of
     the beginning of each year of the
     Convertible Preferred stock outstanding
     at the end of each year                    1.9            2.1          2.3
Addition from assumed conversion of
     Convertible debentures                     3.7            9.3          9.3
Other additions                                 3.3            0.7          0.3
                                              -----          -----        -----
Weighted average number of Common shares
     outstanding during each year on a
     Fully diluted basis                      195.7          213.7        213.7
                                              =====          =====        =====

EARNINGS PER COMMON SHARE
     Primary
         Income from continuing operations    $2.90          $4.38        $2.67
         (Loss) income from discontinued
               operations                         -           (.75)         .63
         Extraordinary item                    (.01)             -            -
         Cumulative effect of accounting
               changes                            -              -         (.98)
                                              -----          -----        -----
     Net income                               $2.89          $3.63        $2.32
                                              =====          =====        =====
     Fully diluted
         Income from continuing operations    $2.84          $4.24        $2.63
         (Loss) income from discontinued
               operations                         -           (.71)         .60
         Extraordinary item                    (.01)             -            -
         Cumulative effect of accounting
               changes                            -              -         (.94)
                                              -----          -----        -----
     Net income                               $2.83          $3.53        $2.29
                                              =====          =====        =====









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